Russell E. Anderson, CPA

Russ Bradshaw, CPA

William R. Denney, CPA

Kristofer Heaton, CPA

EXHIBIT 16.2

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

May 14, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated May 13, 2015 of Bison Petroleum, Corp.  to be filed with the Securities and Exchange Commission on or about May 14, 2015 and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Anderson Bradshaw PLLC

Salt Lake City, UT 84107

5296 S. Commerce Dr

Suite 300

Salt Lake City, Utah 84107

USA

(T) 801.281.4700

(F) 801.281.4701

abcpas.net